UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

NEW RELIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 Spear Street, Suite 1000

San Francisco, CA 94105

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 777-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On July 30, 2023, New Relic, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crewline Buyer, Inc., a Delaware corporation (“Parent”), and Crewline Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are subsidiaries of investment funds advised by Francisco Partners Management, L.P. (“FP”) and TPG Capital Management, L.P. (“TPG”), U.S.-based private equity firms.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

•

each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that is outstanding immediately prior to the Effective Time other than shares (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, (iv) that are Rollover Shares (as defined in the Merger Agreement) or (v) as to which statutory rights of appraisal have been properly and validly exercised, will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $87.00, without interest thereon, subject to any required withholding of taxes (the “Merger Consideration”);

•

each option to purchase shares of Company Common Stock granted under any of the Company’s 2014 Equity Incentive Plan and the Company’s 2008 Equity Incentive Plan, each, as may be amended and/or restated from time to time (the “Company Equity Plans”) (each, a “Company Option”) that is outstanding and unexercised and vested immediately prior to or upon the Effective Time (including any Company Option that vests or accelerates in vesting upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Option) (each, a “Vested Option”), shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Vested Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price of such Vested Option, by (ii) the number of shares of Company Common Stock covered by such Vested Option immediately prior to and upon the Effective Time;

•

each Company Option that is outstanding and unvested immediately prior to or upon the Effective Time (after taking into account any vesting or accelerated vesting provisions in connection with the Merger applicable to the corresponding Company Option) (each, an “Unvested Option”) shall, at the Effective Time, be substituted and immediately convert into an award to receive an amount in cash

(each, a “Substituted Option Award”) equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price of such Unvested Option, by (ii) the number of shares of Company Common Stock covered by such Unvested Option immediately prior to and upon the Effective Time, subject to the same terms and conditions applicable to such award immediately prior to the Effective Time;

•

each Vested Option and each Unvested Option that has a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled for no consideration as of the Effective Time;

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each award of restricted stock units granted under any of the Company Equity Plans that does not constitute a Company Performance Stock Unit Award (as defined below) or a Company Special Performance Stock Unit Award (as defined below) (each, a “Company Restricted Stock Unit Award”) that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Restricted Stock Unit Award, shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Restricted Stock Unit Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable tax withholdings (if any), equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to or upon the Effective Time;

•

each Company Restricted Stock Unit Award, that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms (after taking into account any vesting or accelerated vesting provisions in connection with this Merger applicable to the corresponding Company Restricted Stock Unit Award) shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and be converted into the contractual right to receive a payment in an amount in cash from the Surviving Corporation (as defined in the Merger Agreement) equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to or upon the Effective Time, subject to the terms and conditions applicable to the corresponding Company Restricted Stock Unit Award (including time-based vesting conditions and any accelerated vesting provisions applicable to such Company Restricted Stock Unit Award);

•

each award of performance-based restricted stock units that vests based on the achievement of stock price hurdles and was granted under a Company Equity Plan on February 3, 2023 (each, a “Company Special Performance Stock Unit Award”) that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Special Performance Stock Unit Award (based on actual performance through the Effective Time as contemplated by the applicable award agreement), shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Special Performance Stock Unit Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock covered by such Company Special Performance Stock Unit Award (after determining the number of shares of Company Common Stock underlying the Company Special Performance Stock Unit Award that vest based on the actual performance through the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Special Performance Stock Unit Award, including, without limitation, the applicable award agreement) immediately prior to the Effective Time;

•

each award of performance-based restricted stock units granted under any of the Company Equity Plans that is not a Company Special Performance Stock Unit Award (each, a “Company Performance Stock Unit Award”) that is outstanding immediately prior to the Effective Time and that has satisfied the performance vesting conditions (and is therefore earned with respect to the underlying shares assuming the ending period average price of the index companies was measured as of July 30, 2023, as further described below in more detail) but that has not satisfied the service vesting conditions (and therefore does not vest) upon the occurrence of the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Performance Stock Unit Award shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and be converted into the contractual right to receive a payment in an amount in cash from the Surviving Corporation equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock covered by such Company Performance Stock Unit Award immediately prior to the Effective Time (after determining the number of shares of Company Common Stock underlying the Company Performance Stock Unit Award that vest based on actual performance through the Effective Time in accordance with the terms and conditions applicable to the corresponding Company Performance Stock Unit Award, including, without limitation, the applicable award agreement), subject to the terms and conditions applicable to the corresponding Company Performance Stock Unit Award (including time-based vesting conditions and any accelerated vesting provisions applicable to such Company Performance Stock Unit Award, but, excluding any performance-based vesting conditions, in accordance with the terms of the Company Performance Stock Unit Awards); and

•

each share of the Company Common Stock that is subject to vesting as of immediately prior to or upon the Effective Time (each, a “Restricted Stock”) that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and be converted into the contractual right to receive a payment in an amount in cash from the Surviving Corporation equal to the Merger Consideration, subject to the terms and conditions applicable to the corresponding Restricted Stock (including time-based conditions, forfeiture and any accelerated vesting provisions applicable to such Restricted Stock).

The board of directors of the Company (the “Board”), with Lew Cirne (together with certain of his affiliates, the “Rollover Stockholders”) recusing himself, has, unanimously amongst members of the Board presiding and voting, approved and declared to be in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that the stockholders of the Company adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in late 2023 or early 2024.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary SEC review process. Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (i) approval of the Company’s stockholders, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other approvals, clearances or expirations of waiting periods under other antitrust laws, (iii) approvals, clearances or expirations of waiting periods under foreign investment screening laws, (iv) absence of any order or injunction prohibiting the consummation of the Merger, (v) subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement and (vi) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including the payment of dividends), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to obtain regulatory consents, and, subject to certain customary exceptions, for its board of directors to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the financing described below. The Merger Agreement contains a 45-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce, encourage or facilitate the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or Inquiry (as defined in the Merger Agreement) that constitutes, could constitute or is reasonably expected to lead to an Acquisition Proposal (as defined in the Merger Agreement). At the end of the go-shop period, the Company will cease such activities, and is subject to a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals after the go-shop period. The “no-shop” provision also allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to any person and its representatives that has made, renewed or delivered a bona fide Acquisition Proposal that either constitutes a Superior Proposal (as defined in the Merger Agreement) or is reasonably likely to lead to a Superior Proposal.

Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by investment funds affiliated with FP and TPG on the terms and subject to the conditions set forth in an equity commitment letter provided by such funds, Rollover Shares (as defined in the Merger Agreement) from the Rollover Stockholders and debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated in connection with the Company entering into an alternative acquisition agreement in respect of a Superior Proposal entered into during the “go-shop” period, the termination fee payable by the Company to Parent will be $98 million. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal other than as described in the preceding sentence, the Board changing its recommendation or if the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, the Company will be required to pay Parent a termination fee of $196 million. A termination fee in the amount of $524 million will become payable by Parent in the event it fails to consummate the Merger after all conditions are met, if Parent breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, or if either party terminates the Merger Agreement because the Merger has not been consummated by the Termination Date (described below), and at the time of such termination, the Company was otherwise entitled to terminate the Merger Agreement for either of the above reasons. Investment funds affiliated with FP and TPG have provided a limited guarantee with respect to the payment of the termination fee payable by Parent in the event such termination fee becomes payable, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement, provided that the Company may only cause Parent to close the transaction if certain conditions are satisfied, including the funding or availability of the debt financing.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 11:59 p.m., Pacific Time, on January 30, 2024 (the “Termination Date”), provided that (x) if all of the conditions to closing other than the obtainment of the applicable approvals under Antitrust Laws or Required Investment Screening Laws (each as defined in the Merger Agreement) are satisfied or waived on or prior to the Termination Date, then the Termination Date shall automatically be extended to 11:59 p.m., Pacific time, on April 30, 2024 and (y) if as of the Termination Date as extended by the foregoing clause (x) all of the conditions to Closing other than the obtainment of the applicable approvals under Antitrust Laws or Required Investment Screening Laws are satisfied or waived, then the Termination Date shall automatically be extended to 11:59 p.m., Pacific time, on July 30, 2024.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Rollover Agreement

Concurrent with and as a condition to Parent entering into the Merger Agreement, the Rollover Stockholders have entered into a rollover agreement with Parent (the “Rollover Agreement”) pursuant to which, among other things, the Rollover Stockholders will designate certain shares held by the Rollover Stockholders as “Rollover Shares” (the “Rollover Shares”) which, immediately prior to the Effective Time, will be transferred to a Delaware entity that indirectly owns all of the capital stock of Parent in accordance with the terms of the Rollover Agreement and subject to the treatment accorded to such Rollover Shares pursuant to the terms of the Merger Agreement.

Voting and Support Agreement

Concurrent with and as a condition to Parent entering into the Merger Agreement, JANA Partners LLC (“JANA”), the Rollover Stockholders and HMI Capital Management, L.P. (“HMI” and together with JANA and the Rollover Stockholders, the “Stockholders”) entered into a voting and support agreement with Parent and the Company (the “Voting and Support Agreement”), with respect to all shares of Company Common Stock beneficially owned by the Stockholders as set forth in the Voting and Support Agreement (collectively, the “Voting Agreement Shares”).

The Stockholders hold, collectively, approximately 20% of the voting power of the Company Common Stock. Under the Voting and Support Agreement, the Stockholders have agreed to, among other things, (a) appear and be present at the Company Stockholder Meeting (as defined in the Merger Agreement) or any other meeting of the Company’s stockholders; (b) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement; and (c) vote against (i) (1) any Acquisition Proposal or (2) reorganization, dissolution, or other extraordinary transaction involving the Company and (ii) any action, proposal or transaction that would (1) result in a breach under the Merger Agreement, (2) impede the consummation of the Merger or any of the transactions contemplated thereby or (3) change the voting rights of any class of shares of the Company. The Voting and Support Agreement will terminate upon the earliest of (a) the Effective Time; (b) the valid termination of the Merger Agreement in accordance with its terms; (c) a Company Board Recommendation Change (as defined in the Merger Agreement); (d) the entry into or effectiveness of any amendment, modification or waiver of any provision of the Merger Agreement that (i) reduces the amount or changes the form of the consideration for the Merger or any consideration otherwise payable with respect to the securities of the Company owned by the respective Stockholder or (ii) is adverse to the respective Stockholder relative to the other stockholders of the Company; (e) written notice of termination of the Voting and Support Agreement by Parent to the Stockholders or mutual written agreement of each of the parties thereto; (f) the time that the Requisite Stockholder Approval (as defined in the Merger Agreement) has been obtained; and (g) the Termination Date (as defined in the Merger Agreement). The Voting and Support Agreement also contains restrictions on the transfer of shares of Company Common Stock held by the Stockholders, subject to certain exceptions.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02.	Compensatory Arrangement of Certain Officers

Effective as of July 30, 2023, in connection with the Merger Agreement, the Company approved an amendment to each Company Performance Stock Award, including those held by some of our named executive officers (William Staples, our Chief Executive Officer; David Barter, our Chief Financial Officer; Mark Dodds, our Chief Revenue Officer; and Thomas Lloyd, our Chief Legal Officer). Pursuant to such amendment, the total shareholder return of the comparable index companies will be measured as of July 30, 2023 in lieu of instead being measured as of immediately prior to the Effective Time of the Merger. All other terms and conditions, including the requirement that the applicable executive remain employed through the Effective Time of the Merger, remain unchanged.

Item 8.01.	Other Events.

On July 31, 2023 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Important Information and Where to Find It

This communication is being made in respect of the Merger involving the Company and an affiliate of FP and TPG. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the Merger. The Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the Merger and related matters. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at the Company’s website at ir.newrelic.com/financial-information.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the Merger.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

Statements in this communication contain “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, FP and TPG, all of which are subject to change. Such statements generally include words such as “may,” “will,” “should,” “would,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, estimates and projections. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by FP and TPG to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the Company’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (x) the ability of the Company to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting the Company’s business; (xiii) general economic and market developments and conditions; (xiv) the evolving legal, regulatory and tax regimes under which the Company operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2023, by and among Parent, Merger Sub and the Company.*

10.1	Voting and Support Agreement, dated as of July 30, 2023, by and among Parent, the Company, JANA, HMI and the Rollover Stockholders.*

99.1	Press Release, dated July 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

	By:	/s/ David Barter
Name: David Barter
Title: Chief Financial Officer

Dated: July 31, 2023